UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 22, 2006

Date of report (Date of earliest event reported)

BUCA, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-25721	41-1802364
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Nicollet Mall, Suite 5003 Minneapolis, Minnesota	55403
(Address of Principal Executive Offices)	(Zip Code)

Telephone Number: (612) 225-3400

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 25, 2006, BUCA, Inc. (the “Company”) issued a press release announcing the sale of its 11 Vinny T’s of Boston Restaurants to Bertucci’s Corporation. In connection with the sale, the Company entered into a Stock Purchase Agreement (the “Agreement”) by and among the Company, BUCA Restaurants 3, Inc. (“BUCA 3”), Bertucci’s Corporation (“Bertucci’s”) and Vinny T’s Acquisition Corporation (“Buyer”).

Pursuant to the Agreement, the Company sold to Buyer all of the capital stock of BUCA 3, which owns and operates the Vinny T’s of Boston restaurants. The Agreement contains customary representations and warranties, covenants and indemnification provisions. The sale price, subject to a post-closing working capital adjustment provided for in the Agreement, was $6.8 million. Of this amount, $3.0 million was paid in cash at the closing and $3.8 million was paid in the form of a Promissory Note. The Promissory Note is unsecured, bears interest at a rate of 9% per annum and is payable on the earlier to occur of: (1) July 15, 2008; (2) the occurrence of an Event of Default (as defined in the Promissory Note); (3) the consummation of a Change of Control (as defined in the Promissory Note); (4) the consummation of an IPO (as defined in the Promissory Note); or (5) the same time as the 10  3/4% Senior Notes due 2008 issued by Bertucci’s are redeemed, repurchased, refinanced or otherwise paid (with regard to principal owed thereunder). Vinny T’s of Boston has been accounted for as an “asset held for sale” and has been included in discontinued operations in the Company’s financial statements in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

In connection with the sale, Bertucci’s issued a Guaranty to the Seller, guaranteeing the obligations of Buyer under the Promissory Note and the Agreement. A copy of the Agreement is filed as Exhibit 10.1 to this report, a copy of the Promissory Note is filed as Exhibit 10.2 to this report and a copy of the Guaranty is filed as Exhibit 10.3 to this report, each of which are incorporated by reference into this report. A copy of the press release announcing the sale is furnished as Exhibit 99.1 to this report.

On September 22, 2006, the Compensation Committee of the Board of Directors approved discretionary bonuses to certain of the Company’s executive officers conditioned upon the closing of the sale of the Vinny T’s of Boston restaurants in recognition of their time and energy dedicated to the transaction. The Compensation Committee approved a bonus in the amount of $15,000 to Chief Family Resources Officer Cynthia Rodahl.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

10.1	Stock Purchase Agreement, dated as of September 25, 2006, by and among the Company, BUCA Restaurants 3, Inc., Bertucci’s Corporation and Vinny T’s

Acquisition Corporation (excludes Schedules and Exhibits, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon its request)

10.2	Promissory Note, dated as of September 25, 2006, Vinny T’s Acquisition Corporation payable to BUCA, Inc.

10.3	Guaranty, dated as of September 25, 2006, issued by Bertucci’s Corporation to BUCA, Inc.

99.1	Press Release dated September 25, 2006

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2006	BUCA, INC.
(Registrant)

	By	/s/ Richard G. Erstad
Richard G. Erstad
General Counsel and Secretary